EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2002 relating to the financial statements, which appear in Numerical Technologies Inc.’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. We also consent to the reference to us under the heading “ Interests of Named Experts and Legal Matters” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
April 19, 2002